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                                                                  EXHIBIT (A)(3)

                                   AVAYA INC.

                              NOTICE OF WITHDRAWAL

 OF ELIGIBLE OPTIONS TENDERED PURSUANT TO THE OFFER TO EXCHANGE DATED JUNE 26,
                                      2001

  The right to withdraw options tendered pursuant to the offer will expire at
                                  11:59 p.m.,
         New York time, on July 24, 2001, unless the offer is extended.
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               NAME                      U.S. SOCIAL SECURITY NO.                 PERSONNEL NO.
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To: Avaya Global Stock Plans
Rm: 2a14
150 Allen Road
Liberty Corner, New Jersey 07938
U.S.A.
Facsimile Number: +1 908 607 5270

     If you previously delivered a letter of transmittal with respect to Avaya's offer to exchange certain options for restricted stock units, and you would like to withdraw your previously tendered options, you must withdraw before 11:59 p.m., New York time, on July 24, 2001, unless the offer is extended. You may withdraw your previously tendered options either (1) electronically on the offer web site (www.aststockplan.com) by indicating you wish to withdraw tendered options and unchecking the box under the heading "Accept to Exchange" in the table summarizing your Eligible Options for each grant you wish to withdraw or
(2) by printing this notice, completing the information requested in the table below, signing this notice and sending this notice by regular mail, overnight mail or hand delivery to Avaya Global Stock Plans at the address listed above or by facsimile to the number listed above. This notice will be effective upon receipt by us before the offer deadline.

     The undersigned ("I") acknowledges and agrees to each of the following for the benefit of Avaya ("you"):

     - I previously received a copy of the Offer to Exchange dated June 26, 2001 and the letter of transmittal referred to therein. I completed and returned the letter of transmittal, in which I tendered certain options to you in exchange for restricted stock units. I now wish to withdraw certain of my tendered shares. I understand that by signing this notice and delivering this notice to you, I will be able to change my election with respect to Avaya's offer to exchange Eligible Options for restricted stock units. I have read and understand all the terms and conditions of the offer.

     - I understand that by withdrawing previously tendered options, I must reject the offer with respect to all options that are part of the same grant, and that no partial rejections of options that are part of the same grant will be accepted.

     - I understand that in order to withdraw previously tendered options with respect to the offer, I must complete and deliver this notice to you before 11:59 p.m., New York time, on July 24, 2001, or if Avaya extends the deadline to exchange options, before the extended expiration of the offer.

     - I have completed the information requested in the table below. I hereby change my election and withdraw the previously tendered options as reflected in the table below. This notice supersedes and replaces any letter of transmittal that I have previously delivered.
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                                                                           CHECK THE BOX IF
                                                                         YOU WISH TO WITHDRAW     CHECK THE BOX IF
    GRANT DATE OF OPTION                           TOTAL NUMBER OF          YOUR TENDER OF       YOU WISH TO TENDER
       (MM/DD/YYYY):           GRANT PRICE       SHARES UNDER OPTIONS       THE OPTIONS:*          THE OPTIONS:*
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* You must reject the offer with respect to all your options that are part of the same grant. No partial rejections of options that are part of the same grant will be accepted.

                            ------------------------

     If you are completing this notice on the offer web site, your indication that wish to withdraw previously tendered options and unchecking of the box under the heading "Accept to Exchange" in the table summarizing your Eligible Options will constitute execution of this notice.

     If you are completing a printed version of this notice and the space provided herein is inadequate, the information requested in the table above should be provided on a separate schedule attached hereto. You must send the printed version of this notice by regular mail, overnight mail or hand delivery to the address listed above or by facsimile to the number listed above. Please sign here:

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SIGNATURE**

DATE: ____________________, 2001

** Must be signed by the same person that executed the letter of transmittal.

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